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                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.


                                   Form 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: May 1, 1995



                         MORRISON KNUDSEN CORPORATION


                        Commission File Number 1-8889



                            A Delaware Corporation


                  IRS Employer Identification No. 82-0393735


                  Morrison Knudsen Plaza, Plaza, Idaho 83729


                                 208/386-5000
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                         Morrison Knudsen Corporation
                        Commission File Number 1-8889

Item 5. Other Material Important Events.

Inability to Timely File Annual Report on Form 10-K: The Registrant, whose fiscal year ended December 31, 1994, filed a Form 12b-25 Notification of Late Filing on March 31, 1995 with respect to the Registrant's inability to timely file its Annual Report on Form 10-K within the prescribed time period. The Registrant is not able to file its Annual Report on Form 10-K for the fiscal year ended December 31, 1994 on May 1, 1995, as previously anticipated. The Registrant currently expects to file such Annual Report as soon as reasonably practicable.

The Registrant filed a Current Report on Form 8-K on March 20, 1995 to announce an increase to the previously announced preliminary-unaudited net loss for the year ended December 31, 1994 from approximately $175 million to approximately $310 million. The Registrant does not currently expect a substantial change to the preliminary-unaudited net loss of $310 million for the year ended December 31, 1994.

                                  Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Morrison Knudsen Corporation


May 1, 1995                             By: /s/ Mark E. Howland
                                           -----------------------
                                            Mark E. Howland
                                            Vice President and Controller